UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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ARMOUR Residential REIT, Inc.
 (Name of Registrant as Specified In Its Charter)

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ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Telephone: (772) 617-4340
April 1, 2021
Dear Stockholder:

    We hope this letter finds you healthy and safe. We have all had to make many changes in our lives as together we continue to fight the Coronavirus (COVID-19). The United States has made progress in rolling out a vaccine to high-priority segments of the general public, and in certain areas of the country, state and local government and community efforts have resulted in downward trends in the number of people impacted by the virus. However, we continue to be sensitive to the public health and travel concerns our stockholders may have and the recommendations that various public health officials have maintained in light of the ongoing COVID-19 situation. Under these circumstances, we have decided to forego the opportunity to meet with our stockholders in person this year to conduct the required annual business of ARMOUR Residential REIT, Inc. and to hold the 2021 annual meeting by means of a live virtual-only on-line webcast.

    We will hold the virtual meeting online on Thursday, May 13, 2021, at 8:00 a.m. (EDT). You or your proxy holder will be able to participate and vote, by visiting www.cstproxy.com/armourreit/2021 and using your control number assigned by Continental Stock Transfer & Trust Company, our transfer agent. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement. We hope that you will be able to participate. Your feedback and your vote are very important to us.

    Whether or not you plan to participate in the virtual meeting, your shares should be represented and voted. After reading the accompanying proxy statement, please vote your shares as soon as possible. Stockholders may vote by Internet, phone, or by completing and mailing a proxy card if one has been requested. Stockholders may also vote during the virtual meeting, as further explained in the proxy statement. Submitting a vote before the virtual meeting will not preclude you from updating your vote on-line during the virtual meeting. In addition, this proxy statement, the notice of virtual-only annual meeting, the proxy card and our 2020 annual report will be made accessible via the Internet on the Company’s website at www.armourreit.com or mailed, if requested, on or about April 1, 2021.

We look forward to the opportunity to interact, even if only virtually, with stockholders at the 2021 annual meeting.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

TABLE OF CONTENTS

NOTICE OF VIRTUAL-ONLY ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 2021	1
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	2
REGISTRATION AND ACCESS TO THE 2021 VIRTUAL-ONLY ANNUAL MEETING	3
PROXY STATEMENT	4
PROPOSAL 1 - ELECTION OF DIRECTORS	8
ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE INFORMATION	14
ARMOUR’S EXECUTIVE OFFICERS	26
EXECUTIVE OFFICER COMPENSATION	28
COMPENSATION COMMITTEE REPORT	38
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	41
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	45
AUDIT COMMITTEE REPORT	47
PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S 2020 EXECUTIVE COMPENSATION	48
PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO ARMOUR’S SECOND AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 2,125,000 SHARES	49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53
STOCKHOLDER PROPOSAL DEADLINE	53
OTHER MATTERS	53
APPENDIX A - THIRD AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN	54

i

NOTICE OF VIRTUAL-ONLY ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 2021
Under the circumstances surrounding the COVID-19 situation, ARMOUR Residential REIT, Inc. (“ARMOUR”) has decided to forego the opportunity to meet with its stockholders in person this year to conduct the required annual business of ARMOUR. The annual meeting of stockholders of ARMOUR will be held on Thursday, May 13, 2021 at 8:00 a.m. (EDT) by means of a live virtual-only on-line webcast, for the purpose of considering and acting on the following proposals:

(1)To elect ten (10) directors to ARMOUR’s Board of Directors until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified;
(2)To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for fiscal year 2021;
(3)To approve, by a non-binding advisory vote, ARMOUR’s 2020 executive compensation;
(4)To approve an amendment to ARMOUR’s Second Amended and Restated 2009 Stock Incentive Plan to increase the maximum number of shares that may be made subject to awards thereunder by 2,125,000 shares; and
(5)To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of ARMOUR’s common stock of record at the close of business on March 19, 2021, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the virtual-only annual meeting. Additional information regarding the proposals to be acted on at the virtual-only annual meeting can be found in the accompanying proxy statement.

    Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2, 3 and 4.

By Order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman
April 1, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2020 annual report, to our stockholders via the Internet. During the week of April 1, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the ARMOUR Virtual-Only Annual Meeting of Stockholders to be held on May 13, 2021

This proxy statement and our 2020 annual report are available online at www.armourreit.com.

REGISTRATION AND ACCESS TO THE 2021 VIRTUAL-ONLY ANNUAL MEETING

There will be no in-person annual meeting of stockholders in 2021. The meeting will be held virtually over the Internet by means of a live audio webcast. Only stockholders who owned common stock as of the close of business on March 19, 2021 will be entitled to attend the virtual meeting. Any stockholder wishing to attend the virtual-only annual meeting must register in advance. To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Stockholders

If your shares are registered in your name with ARMOUR’s transfer agent and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/armourreit/2021, enter the control number you received on your notice of the meeting or proxy card and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company, our transfer agent ("Continental Stock Transfer"), on or before May 10, 2021.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•Vote using the online meeting website; and
•Submit questions or comments to the Company’s officers during the meeting via the virtual meeting webcast.

Stockholders may submit questions or comments during the meeting via the virtual meeting webcast by typing in the “Submit a question” box.

    Stockholders will also have the option to call in to the virtual meeting and listen by telephone by calling:

Optional telephone access (listen-only):
Within the U.S. and Canada: +1 877-770-3647 (toll-free)
Outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply)

Passcode for telephone access:
66616454#

    You will not be able to vote or submit questions using the telephone. To vote or submit questions, shareholders must register for and log in to the virtual meeting website as described above.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARMOUR Residential REIT, Inc. (the “Board” or the “Board of Directors”) for the 2021 annual meeting of stockholders to be held by means of live virtual-only on-line webcast on Thursday, May 13, 2021, at 8:00 a.m. (EDT) (the “annual meeting”). In this 2021 proxy statement (the “proxy statement”), except where the context suggests otherwise, references to “we,” “us,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. and its subsidiaries.

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?

The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to participate in the annual meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2020 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to certain of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?

    Each holder of record of ARMOUR common stock as of the close of business on March 19, 2021, the record date for the annual meeting, is entitled to participate in and vote at the annual meeting.

How many votes do I have?

    Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on March 19, 2021, the record date for the annual meeting, there were 67,296,322 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?

    ARMOUR intends to present proposals numbered 1, 2, 3 and 4 for stockholder consideration and voting at the annual meeting. These proposals are for:

(1)Election of ten (10) members of ARMOUR’s Board of Directors until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified;
(2)Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2021;
(3)Approval, by a non-binding advisory vote, of ARMOUR’s 2020 executive compensation; and

(4)Approval of the amendment to our Second Amended and Restated 2009 Stock Incentive Plan (the "Plan") to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2,125,000 shares.

    Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

(1)“FOR” the election of each of the ten (10) nominees as directors;
(2)“FOR” the ratification of the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for fiscal year 2021;
(3)“FOR” the approval, by a non-binding advisory vote, of ARMOUR’s 2020 executive compensation; and
(4)“FOR” the approval of an amendment to our Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2,125,000 shares.

How do I register for and gain access to the virtual-only annual meeting?

All stockholders are invited to participate in the annual meeting. Only stockholders who owned common stock as of the close of business on March 19, 2021 will be entitled to participate in the meeting. The annual meeting will begin at 8:00 a.m. (EDT). Under the circumstances surrounding the COVID-19 situation, we have decided to forego the opportunity to meet with our stockholders in person this year to conduct the required annual business of the Company. Instead, the meeting will be held virtually over the Internet by means of a live audio webcast. We look forward to continue holding in-person annual meetings with our stockholders beginning in 2022.

Only stockholders who owned common stock as of the close of business on March 19, 2021 will be entitled to attend the virtual meeting. Any stockholder wishing to attend the virtual-only annual meeting must register in advance. To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Stockholders

If your shares are registered in your name with ARMOUR’s transfer agent and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/armourreit/2021, enter the control number you received on your notice of the meeting or proxy card and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer on or before May 10, 2021.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•Vote using the online meeting website; and
•Submit questions or comments to the Company’s officers during the meeting via the virtual meeting webcast.

Stockholders may submit questions or comments during the meeting via the virtual meeting webcast by typing in the “Submit a question” box.

    Stockholders will also have the option to call in to the virtual meeting and listen by telephone by calling:

Optional telephone access (listen-only):
Within the U.S. and Canada: +1 877-770-3647 (toll-free)
Outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply)

Passcode for telephone access:
66616454#

    You will not be able to vote or submit questions using the telephone. To vote or submit questions, shareholders must register for and log in to the virtual meeting website as described above.

What is a proxy?

    A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer or Scott J. Ulm.

How do I vote?

If your ARMOUR shares are registered in your name you may vote your shares at the annual meeting by visiting www.cstproxy.com/armourreit/2021 and using your control number assigned by Continental Stock Transfer, or by Internet or phone as set forth in the notice of meeting or proxy card mailed to you. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker or, if you choose to vote at the annual meeting, follow the instructions provided in this proxy statement.

May I change or revoke my vote?

    Yes.  You may change your vote in one of several ways at any time before your proxy is exercised:

•Vote again via the Internet or by phone before the annual meeting;
•If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote at the annual meeting by visiting www.cstproxy.com/armourreit/2021 and using your control number assigned by Continental Stock Transfer;
•Submit another proxy card if requested (or voting instruction card if received) with a date later than your previously delivered proxy card (or voting instruction card) before the annual meeting; or
•Notify Jeffrey J. Zimmer or Scott J. Ulm in writing, addressed to either of them at: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card.

What is a quorum?

    A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

    For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See “Environmental, Social and Corporate Governance Information - Corporate Governance - Majority Voting for Directors and Director Resignation Policy.” For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory (Non-Binding) Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 4: Vote to Approve an Amendment to the Plan, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

    A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), a broker does not have the discretion to vote on Proposal 1 - Election of Directors, Proposal 3 - Advisory (Non-Binding) Vote Approving Executive Compensation or Proposal 4 - Vote to Approve an Amendment to the Plan. As a result, no broker will have the discretion to vote on Proposal 1, Proposal 3 or Proposal 4, but will have the discretion to vote on Proposal 2. Accordingly, all shareholders are encouraged to vote their shares on all proposals.

    Accordingly, for Proposals 1, 3 and 4 above, shares of common stock that are represented by broker non-votes are not included in the determination of the common stock voting on such matter and will not have an effect on the votes, but are counted for quorum purposes. For Proposal 2 above, shares of common stock which are represented by broker non-votes are included in the determination of the common stock voting on such matter and are counted for quorum purposes. For all four Proposals above, shares which abstain from voting on any matter are counted for quorum purposes.

Who will bear the cost of soliciting proxies?

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail and the Internet, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

ARMOUR’s Board of Directors is currently comprised of ten (10) members. The ten (10) nominees are listed below. All ten nominees are presently directors of ARMOUR.

If instructed, the proxies indicated in the voting form or proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	62	2009	Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer
Jeffrey J. Zimmer	63	2009	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	68	2009	Non-Executive Chairman
Marc H. Bell	53	2009	Director
Z. Jamie Behar	62	2019	Independent Director
Carolyn Downey	71	2013	Independent Director
Thomas K. Guba	70	2009	Lead Independent Director
Robert C. Hain	67	2009	Independent Director
John P. Hollihan, III	71	2009	Independent Director
Stewart J. Paperin	73	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer of ARMOUR since November 2009. Mr. Ulm was the Chief Investment Officer until March 2018 when Mr. Gruber assumed that position. Mr. Ulm was a Co-Managing Member of ARMOUR Residential Management, LLC, our external manager (“ARRM”), from March 2008 until December 2014. Since December 2014, Mr. Ulm has been a managing member of one of the entities that acts as a general partner of ARMOUR Capital Management LP, the successor to ARRM as our external manager (“ACM”). Mr. Ulm has also served as a Director, Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN Mortgage Investment Corp. (“JAVELIN”), formerly a publicly-traded real estate investment trust (“REIT”). In April 2016, JAVELIN was acquired by ARMOUR pursuant to a tender offer and subsequent second-step merger (the “Merger”). Pursuant to the Merger, JAVELIN became a wholly-owned, qualified REIT subsidiary of ARMOUR and delisted its common stock from the NYSE. Mr. Ulm has also been a director of JAVELIN, since the Merger. JAVELIN is also externally-managed by ACM. Mr. Ulm has also served as the Co-Chief Executive Officer of Staton Bell Blank Check LLC, the sub-manager to ACM (“SBBC”), since January 2015. Mr. Ulm also serves as the Chairman and Co-Chief Executive Officer of ARMOUR TRS Inc., (“ATRS”) a wholly-owned subsidiary of ARMOUR. Mr. Ulm also serves as Chairman of the Board and Head of Corporate Finance for BUCKLER Securities LLC (“BUCKLER”), an affiliate of ACM that operates as a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”) and provides trading and investment banking services to other financial entities. Mr. Ulm is also the Chairman of the Board of the Cary Institute of Ecosystems Studies and a board member of Nantucket Community Sailing, which are both non-profit organizations. Mr. Ulm has over 30 years of structured finance and debt capital markets experience, including mortgage-backed securities. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European

Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from the Yale School of Management and a J.D. degree from Yale Law School.

    As a result of Mr. Ulm’s 30 plus years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009. Mr. Zimmer also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012 and the Secretary of ARMOUR from November 2009 to March 2014. Mr. Zimmer was a Co-Managing Member of ARRM from March 2008 until December 2014. Since December 2014, Mr. Zimmer has been a managing member of one of the entities that acts as a general partner of ACM. Mr. Zimmer has also been the Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN, since June 2012, and a director of JAVELIN, since the Merger. Mr. Zimmer has also served as the Co-Chief Executive Officer of SBBC since January 2015. Mr. Zimmer also serves as the President and Co-Chief Executive Officer of ATRS. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 30 plus year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., a publicly-traded REIT. From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his M.B.A. degree in finance from Babson College and a B.A. degree in economics and speech communication from Denison University.

    As a result of Mr. Zimmer’s 30 plus years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded mortgage REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business (“Enterprise”), from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton was also the Non-Executive Chairman of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Staton has directly or indirectly owned a minority limited partnership interest in ACM. Mr. Staton has almost 20 years of experience sourcing private equity and venture capital investments. In October of 2018, Mr. Staton joined the board of Shurgard Self Storage SA at its initial public offering. Shurgard is publicly listed on the Belgium Stock Exchange, is headquartered in Luxembourg and has operations in six European countries. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he served as a Director until he retired from the Board on December 31, 2020. Mr. Staton has served as a director of Terran Orbital, an aerospace company that designs and manufactures nanosatellites for the United States government and military (“Terran Orbital”), since July 2014. Since February 2003, he has been Managing Director of the private equity firm, Staton Capital LLC, and also served as the Chairman of the Board of FriendFinder Networks Inc. (“FriendFinder”), an Internet-based social networking and multimedia entertainment company, from October 2004 until June 2012. Mr. Staton was a Co-Chairman of the Board of FriendFinder, which went public in May 2011, from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 until December 2013. Under Mr. Staton’s leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in

Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

    Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Bell was also a director of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Bell has directly or indirectly owned a minority limited partnership interest in ACM. He is a co-founder and has been the Chairman of Terran Orbital since its inception in July 2014 and a co-founder and has been the Executive Chairman of PredaSAR since its inception in October 2019. Mr. Bell founded Marc Bell Capital, LLC, an investment firm which invests in predominately in space-related businesses. Mr. Bell served as the Chief Executive Officer of FriendFinder, from October 2004 to June 2012, and the Co-Chairman of the Board of FriendFinder from July 2012 to December 2013. Under Mr. Bell’s leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of Broadway shows, winning two Tony Awards (Jersey Boys and August: Osage County) and a Drama Desk Award. Mr. Bell serves as a member of the Board of Trustees of New York University and Board of Overseers of New York University Langone Medical Center. Mr. Bell is also a member of the Board of Directors of SOS Children’s Village - Florida and Chairman of the Boca Raton Police Foundation. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development and Investment from New York University.

    Mr. Bell’s experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

    Z. Jamie Behar has been a director of ARMOUR since July 2019. From 2005 to 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (GMIMCo), having previously served as Portfolio Manager at the company for 19 years. Ms. Behar was responsible for the management of approximately $12 billion at peak portfolio value of primarily private market and publicly traded real estate on behalf of both General Motors Company and other unaffiliated clients. She has served on numerous boards within the real estate sector and she brings this investment, real estate and financial expertise to the ARMOUR Board. Ms. Behar currently serves on the Boards of Directors of Shurgard Self Storage SA (EBR: SHUR) and the Broadstone Real Estate Access Fund (NYSE: BDREX), as well as on the Board of Directors of Broadtree Residential, a non-traded REIT. Ms. Behar is a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (Nareit), and serves as a member, and as Treasurer, of the Board of Directors of the non-profit Puppies Behind Bars. Ms. Behar previously served on the boards of directors of Sunstone Hotel Investors, Gramercy Property Trust, Forest City Realty Trust, Desarrolladora Homex, SAB de CV and Hospitality Europe, B.V. as well as on the Board of Directors of the Pension Real Estate Association (PREA), having held the position of Board Chair of PREA from March 2010 to March 2011. Ms. Behar holds a B.S.E (magna cum laude) from The Wharton School, University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation. In December 2018, Ms. Behar was the recipient of Nareit’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry.

    Ms. Behar’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allow her to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has nearly 30 years of institutional capital markets experience working with leading institutions in global finance. From 1989 through 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 through 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary’s College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. degree from the Stanford University Graduate School of Business. Through 2020, Ms. Downey served on the Advisory Board of St. Ann School, East Harlem, a partnership of patrons, the Archdiocese and school leaders and she previously served as a member of the Board of Directors of the Student Sponsor Partners.

    As a result of Ms. Downey’s 30 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Thomas K. Guba has been a director of ARMOUR since November 2009 and the lead independent director of ARMOUR since March 2014. Mr. Guba was also a director of JAVELIN from June 2012 until the Merger in April 2016 and the lead independent director of JAVELIN from March 2014 until April 2016. Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his over 40 years in the securities business. From 2009 to 2020, Mr. Guba had been affiliated with Auriga Capital Management, LLC, an asset management firm registered with the SEC. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977. Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974. Mr. Guba holds a B.A. degree in political science from Cornell University and a M.B.A. degree in finance from New York University and serves on the Board of the SIFMA Foundation.

    Mr. Guba’s experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of ARMOUR since November 2009. Mr. Hain was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Hain became a director and the Chairman of City Financial Investment Company Limited (“City Financial”), a private manager of funds organized under the laws of the United Kingdom and authorized by the Financial Conduct Authority, in January 2006, and was the Chief Executive from February 2018 to March 2019. In March 2019 and during Mr. Hain’s service as the Chief Executive and director, the directors of City Financial voluntarily placed City Financial into administration pursuant to the insolvency laws of England and Wales. Investment funds managed by City Financial were transferred to other regulated investment managers. Mr. Hain was also director of Wittering Limited from 2008 to 2018, each of which were engaged in asset management in the United Kingdom, Europe, Hong Kong, Singapore and the United States. Mr. Hain is currently a director of HomeChoice International Plc (Mauritius), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange. He is also a director and Chairman of Sound Diplomacy Holdings Ltd., a London-based music consultancy, Minois Limited, a British snack food distributor, and a partner at

Laurier Partners LLP, a specialist consulting firm in London. Previously, Mr. Hain was a partner at Shadbolt Partners LLP from 2005 to 2018, a director of Majorpoint Limited from 2006 to 2014 and Kingsway Consultancy Limited from 2007 to 2017, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK (Invesco Perpetual), a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of Invesco Canada (AIM Trimark), a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding financial markets and investment opportunities.

    John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009. Mr. Hollihan was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Hollihan has over 35 years of investment banking and investment experience. Mr. Hollihan has served as Executive Chairman of Litchfield Capital Holdings Inc. (Florida) since 2005, and as a board member of several privately held companies in the United States and United Kingdom. Mr. Hollihan was also a trustee of American Financial Realty Trust (NYSE: AFR) from 2005 until its sale in 2008. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of approximately $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed approximately $45 billion in asset based and structured financings and leasing arrangements. Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 35 plus years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of ARMOUR since November 2009. Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Paperin currently serves as the managing member of Leopard Rock Property Group and Lion Rock Partners LLC, real property development and investment firms located in Southern California. Mr. Paperin also served as a director of the Board of Directors of Thunder Bridge Acquisition, Ltd., a blank check company formed to acquire an operating business in the financial technology industry, until its acquisition of Hawk Parent Holdings LLC in July 2019, a full-service provider of electronic transaction processing services. He also serves on the Board of Directors of Thunderbridge II a blank check company formed to acquire an operating business. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and from July 2005 to June 2014, he served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation (NYSE: PEP) from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry. Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at

Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

    Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the ten nominees for director.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE INFORMATION

ARMOUR’s Mortgage REIT Peer Group

    We refer to the FTSE NAREIT Mortgage REIT Home Financing index of 22 companies to identify overall performance and other trends in the mortgage REIT industry. We have also identified a focused peer group of seven publicly-traded mortgage REITs that we believe are most directly comparable to ARMOUR. The peer group companies are: AGNC Investment Corp., Annaly Capital Management Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, Dynex Capital, Inc., Ellington Residential Mortgage REIT, and Western Asset Mortgage Capital Corporation. In addition to reviewing general industry trends and market and regulatory factors applicable to our Company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our Company.

Environmental Sustainability

    We are committed to promoting sustainable and environmentally friendly practices in our workplace to reduce energy-usage, increase recycling and decrease waste. ARMOUR has no employees and all of its operations are managed by ACM. ACM’s 23 office-based employees work in a 4,250 square feet leased office space in Vero Beach, Florida. As an organization, our business operations have a relatively modest environmental impact. However, energy conservation and environmental sustainability efforts are a priority and include:

•Recycling of: paper, glass and aluminum cans, electronic equipment, batteries and ink cartridges.
•Reduction of carbon footprint through: video conferencing as an alternative to travel, utilizing LED lighting throughout the office, films on windows to reduce heating, ventilation, and air conditioning ("HVAC") system usage, and power management features that automatically put the computers and printers into a "sleep mode" after a designated period of inactivity.
•Using Energy Star® certified: computers, monitors, fixtures, appliances and filtered water dispenser to eliminate the need for plastic bottles.
•Reduction of: single-use plastics by providing reusable, compostable and recycled kitchen products; office paper usage by emphasizing electronic communications, record storage and opting to receive e-statements and invoices from vendors; water consumption from low flow water fixtures in restrooms.
•Recent updates: installation of an eco-friendly porcelain tile flooring, produced with 40% of pre-consumer recycled materials, in high traffic areas that emits zero volatile organic compounds and moderates indoor temperature swings, reducing HVAC system usage; installation of a Self-Contained Ductable Commercial Air Cleaner with a HEPA filter that removes airborne contaminants like smoke, dust, pollen and dander that contribute to allergies and asthma and reduces BTU loads associated with larger amounts of outside air while helping lower energy costs and maintenance.

Social Responsibility

    ARMOUR’s primary social impact comes from its investment activity. As a provider of housing capital, we are honored to assist and strengthen the American housing market and those seeking home ownership. Through thoughtful investment and risk management, our focus on residential real estate finance supports home ownership for a broad and diverse spectrum of Americans. We take this duty seriously, as the benefits of homeownership are wide-reaching and well documented. Homeownership has long been understood as an important part of individual wealth creation. Improving homeownership rates stabilizes communities because homeowners are often engaged in and beneficial to their communities due to their financial and emotional investments in the space. The residential real estate market is an important part of the U.S. economy, and investing in home mortgages is a strong way to support and improve this market and the economy as a whole. We believe ARMOUR's business model to invest in mortgage-backed securities issued and/or guaranteed by U.S. government agencies is very consistent with environmental and social principles.

We believe that sharing our success is key to community and employee development. To each of these relationships, we bring a commitment to professional dignity and mutual respect. We strive to create a positive impact in the community in which we do business, making it a better place to live and work. The Company’s community involvement is a combination of charitable contributions, including employees volunteering in local civic and charitable organizations and providing financial support.

While employees have the opportunity to donate time and funds to the community organizations of their choice, ACM has chosen some key areas of high-impact focus that ACM and its employees feel strongly connected to:

•Affordable housing projects
•Career counseling in underserved communities
•Food security
•Financial literacy
•Children’s health and social services
•Cancer support

    Our greatest strength and most important assets are the members of the ARMOUR team, and their overall well-being is paramount. ACM ensures its employees have a rewarding, supportive, and healthy working environment in which to thrive, and endeavors to support their success in all things. ACM provides employees with opportunities for growth and development, both in the personal and professional spheres, as well as a wide variety of resources to support their work and personal lives. ACM’s compensation and comprehensive benefits are thoughtfully designed to recognize and reward their professional skills, resulting in a low voluntary turnover rate for ARMOUR.

We believe that fostering an internal climate that is supportive and allows people of all backgrounds to flourish lends itself to the highest levels of team and company performance and facilitates the attraction and retention of best-in-class talent. We also believe it is inherently the right way to conduct business. We support an innovative, creative culture where people can bring their best and most authentic selves to work. ARMOUR officers and ACM employees who hold divergent opinions are encouraged to voice their views.

Decisions regarding staffing, selection, and promotions are made on the basis of individual qualifications related to the requirements of the position. We endeavor to select qualified individuals from a diverse pool of candidates derived from broad outreach efforts when we are recruiting. We advocate fairness and equality of opportunity. ARMOUR makes officer decisions and ACM makes employment decisions (e.g., hiring, promotions, job assignments, job training, promotions, benefits, terminations) without regard to a person’s race, ethnicity, religion, sex, national origin, sexual orientation or gender identity, pregnancy, age, disability, veteran status, or any other status protected by federal, state or local law.

The well-being and safety of ARMOUR officers and ACM’s employees is our top priority and the guiding principle for our COVID-19 response. In response to COVID-19, we cancelled all non-essential travel and tested our remote work capabilities to ensure a seamless transition. We provided needed equipment so that employees could improve their work stations at home. All ARMOUR officers and ACM employees were working 100% remotely ahead of any mandated guidelines and continue to operate this way until we are able to start safely returning to the office. We increased Company-wide internal communications and virtual meetings. ACM did not have any layoffs or implement any pay cuts in response to COVID-19.

Our team continues to work diligently to establish safety protocols that will allow us to work back together in person, and we remain committed to supporting our officers and employees through this transition.

Corporate Governance

    ARMOUR is committed to corporate governance that aligns with the interests of our stockholders and other stakeholders. We strive to maintain a well-rounded and diverse Board that balances financial industry expertise with independence, and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by our newer female directors. Our directors bring to our Board a variety of skills and experiences developed across a broad range of industries, both in established and growth markets, and in each of the public, private and not-for-profit sectors. Our Board leads this effort by example.

Our Board of Directors has:

•60% independent directors and a lead independent director.
•20% representation of female directors, 10% ethnic diversity.
•Average director tenure is 9.7 years, with 80% having over 10 years tenure.
•ARMOUR common stock ownership targets, with a prohibition on pledging or hedging.
•Annual election of directors.
•Majority election and Director Resignation Policy.
•Written Board and Committee charters with annual self-assessments.
•Regular meetings of independent directors without management and with independent auditors.

    Similarly, our executive officers have ARMOUR stock awards that vest over 5 years or longer, significant common stock ownership targets, and prohibitions on pledging or hedging their stock positions.

    See the section titled Corporate Information below for our website and other information.

    Investor Outreach

In our continuing effort to promote dialogue with our investors about our business, environmental sustainability, social responsibility and corporate governance concerns, and executive compensation practices, we contacted our top 25 stockholders who reportedly held 0.5% or more of our common shares outstanding. These 25 stockholders are all institutional investors and collectively held approximately 46.0% of our common shares outstanding as of December 31, 2020. According to CapIQ, as of December 31, 2020, institutional investors held approximately 55.3% of our shares of common stock outstanding, while the other approximately 44.7% was represented largely by individual retail investors, including our directors and officers who collectively owned approximately 1.56% of our common shares outstanding. While we value the views of all of our stockholders, we believed that outreach efforts focused on our largest stockholders would provide us timely and representative insights more efficiently. Institutional investors may contact us directly at investor@armourreit.com with the word “engagement” in the subject line to schedule a discussion anytime during the year. We are also committed to ongoing engagement with prospective and former institutional stockholders as well. These direct outreach efforts have resulted in ongoing and prospective dialogues with over 40 additional significant institutional investors in our space. We look forward to continuing constructive engagement with our stockholders and prospective stockholders on these important topics.

    Majority Voting for Directors and Director Resignation Policy

    Our Amended and Restated Bylaws (the “Bylaws”) provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept such resignation offer. If our Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

    In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

    Director and Senior Executive Officer Minimum Stock Ownership and Retention Guidelines

    We have adopted a policy designed to ensure that directors and senior executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-management directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Investment Officer are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or within five years or less from the date the director was appointed, and after achievement, are to be maintained. Such maintenance requirement will be deemed to be satisfied notwithstanding any subsequent change in the market value of common stock holdings. We have also adopted a policy for our directors and senior executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors and all of our senior executive officers are in compliance with this policy and have achieved their stock ownership targets.
    Policy Prohibiting Hedging and Pledging

    We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy. In addition, no securities beneficially owned by our officers and directors are pledged.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mses. Downey and Behar and Messrs. Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The roles of Chief Executive Officer and Chairman of the Board are held by different individuals. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted Charters for each of these committees. The Audit Committee has four directors and each of the other committees has three directors. All committees are composed exclusively of independent directors, as defined by the listing standards of the NYSE. Also, our Board of Directors has affirmatively determined that each member of our Compensation Committee is independent for Compensation Committee purposes based on the more stringent independence standards imposed by applicable NYSE and SEC rules. Such individuals are intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (the “Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2020, our Board of Directors held five meetings and acted by written consent in lieu of a meeting on eight occasions. Our Audit Committee held four meetings, our Compensation Committee held two meetings and our Nominating and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2020. The Company does not have a policy with regard to Board members' attendance at annual meetings. Our two management directors conducted last year's virtual-only annual meeting.

Lead Independent Director

Our independent directors have designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the lead independent director has the following additional responsibilities and authority:

•presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;

•scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;
•advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;
•serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive Officers;
•advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
•assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and
•recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

    Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Audit Committee

The members of our Audit Committee are Messrs. Paperin, Hain and Hollihan and Ms. Behar, with Mr. Paperin serving as chairman. The Audit Committee is responsible for, among other things:

•    engaging independent certified public accountants;
•    reviewing with the independent certified public accountants the plans and results of the audit engagement;
•    approving professional services provided by the independent certified public accountants;
•    reviewing the independence of the independent certified public accountants;
•    considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;
•    reviewing and approving the Company’s related party transactions; and
•    preparing Audit Committee reports.

A copy of the Audit Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board has determined that each member of our Audit Committee is financially literate under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act.

In addition, a listed company must certify to the NYSE that the Audit Committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee consists of Messrs. Hollihan, Guba and Paperin. Mr. Hollihan chairs our Compensation Committee. The Compensation Committee is responsible for, among other things:

•    evaluating the performance of our officers;
•    reviewing and approving any compensation payable to our officers;
•    reviewing and recommending to our Board of Directors any compensation for our directors;
•    evaluating the performance of our external manager, ACM;
•    reviewing the compensation and fees payable to ACM under the management agreement between the Company and ACM;
•    administering the issuance of any common stock or other equity awards issued to our officers and directors and personnel of ACM who provide services to us;
•    reviewing and discussing with management disclosures under the “Compensation Discussion and Analysis,” as required by the SEC; and
•    preparing Compensation Committee reports.

    A copy of the Compensation Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2020, Messrs. Hollihan, Guba and Paperin served as the members of the Compensation Committee. Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no relationships during the 2020 fiscal year and no transactions during the 2020 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2020 fiscal year that would require disclosure by us under the SEC rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Hain and Guba and Ms. Downey. Mr. Hain chairs our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•    seeking, considering and recommending to the Board qualified candidates for election as directors;
•    periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;
•    reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;
•    oversight of corporate actions and disclosure, as is determined to be advisable, relating to material ESG matters that may impact long-term performance and risk management strategies in anticipation of changing investor demands and regulatory requirements;
•    annually recommending to the Board nominees for each committee of the Board; and
•    facilitating the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

The Nominating and Corporate Governance Committee will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a Board with a broad and diverse set of skills, expertise, experience, and background, among other things, and will include his or her independence pursuant to the requirements of the NYSE as part of its criteria. Recommendations for Board candidates may also be submitted to the Nominating and Corporate Governance Committee by the Company’s stockholders in accordance with the Company’s policy set forth in the Nominating and Corporate Governance Committee Charter. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. A copy of the Nominating and Corporate Governance Committee Charter is available on ARMOUR's website at www.armourreit.com under “Investor Relations - Governance Documents.”

Director Compensation

Annual Cash and Equity Retainers. In 2020, we paid our non-management directors an annual retainer of $132,000; 50%, or $66,000 of this retainer, was payable in cash and 50%, or $66,000 of this retainer, was payable in common stock, cash, or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director.

Committee Annual Cash Retainers. In 2020, we paid our lead independent director, Mr. Guba, an annual retainer of $35,000 in cash for the additional Board responsibilities associated with that role and paid an annual retainer of $35,000 in cash to Mr. Staton as our non-executive chairman as well as $25,000 in cash each to Mr. Hollihan as our Compensation Committee chairman and Mr. Hain as our Nominating and Corporate Governance Committee chairman for the additional Board responsibilities associated with those roles. Also, in 2020, we paid to Mr. Paperin as our Audit Committee chairman $70,000 in cash and paid each of our other Audit Committee members $35,000 in cash for the additional responsibilities associated with their Audit Committee roles.

However, each non-management director could elect to have all or a portion of their annual cash retainer and committee annual cash retainer(s) payable in shares of common stock or fully vested restricted stock units, as described below under "Non-Management Director Compensation and Deferral Program and set forth in the 2020 Director Compensation Table, as applicable.

    2017 Equity Grants. In 2017, our Compensation Committee and Board of Directors approved grants totaling 12,200 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Staton and Bell: 600 shares vested on February 20, 2018 with an additional 600 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2022. On August 20, 2022, 700 shares will vest, with an additional 700 shares vesting on November 20, 2022, at which time all stock shall have vested. All 12,200 shares of stock granted to Messrs. Paperin, Hollihan, Hain and Guba and Ms. Downey have fully vested.

    January 2020 Equity Grants. In January 2020, our Compensation Committee and Board of Directors approved grants, with substantially the same terms as the 2017 grants, totaling 18,000 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Paperin, Hollihan, Hain and Guba, and Mses. Behar and Downey, the grants vested or will vest ratably each quarter over a two year period; and
•with respect to Messrs. Staton and Bell, the grants vested or will vest ratably each quarter over a five year period.

January 2021 Equity Grants. In January 2021, our Compensation Committee and Board of Directors approved grants, with substantially the same terms as the 2017 grants, totaling 12,500 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Paperin, Hollihan, Hain, Guba, Staton and Bell, and Mses. Behar and Downey, the grants vest over a five year period as follows: 600 shares vested on February 20, 2021 with an additional 600 shares vesting on each following May 20, August 20, and February 20 through August 20, 2025. Additionally, 700 shares vest on November 20, 2021 with an additional 700 shares vesting each following November 20, through November 20, 2025, at which time all shares shall have vested.

In January 2021, our Compensation Committee and Board of Directors also approved grants, totaling 63,250 shares of stock to each of Messrs. Staton and Bell through ACM for services provided to and through ACM for the benefit of ARMOUR under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to each of Messrs. Staton and Bell, the grants vest over 26 quarters as follows: 2,400 shares vested on February 20, 2021 with an additional 2,400 shares vesting on each following May 20, August 20, and February 20, through August 20, 2026. Additionally, 2,500 shares vesting on November 20, 2021 and each following November 20, through November 20, 2026 and 2,500 shares vesting on February 20, 2027 and 2,550 shares vesting on May 20, 2027, at which time all shares shall have vested.

    Directors may elect to receive a portion of their awards in cash solely to cover estimated income taxes due on vested stock. See the section titled, “Executive Officer Compensation,” for information on the stock grants we made to our executive officers in 2017, 2020 and 2021.

Non-Management Director Compensation and Deferral Program. In December 2019, the Compensation Committee recommended and the Board approved, the Non-Management Director Compensation and Deferral Program (the “Deferral Program”). The Deferral Program became effective on January 1, 2020. Under the Deferral Program, each non-management director may elect to receive his or her annual retainers, including committee annual retainers, either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units (or a combination thereof). Non-management directors must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management director joins the Board, within 30 days of joining the Board). The shares of unrestricted stock and/or the deferred restricted stock units, if chosen, will be issued to the non-management director at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the common stock on the NYSE on such date. If a non-management director chooses to receive fully-vested deferred stock units, the director’s election must also indicate (1) when the units will be settled, such as the director’s separation from service (including retirement), a specified future date, or January 1st of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a director’s election, the deferred stock units will be settled in a lump sum upon the director’s earlier death or disability or upon an earlier change of control of ARMOUR. In any event, the deferred stock units will be settled in shares of common stock.

    The Compensation Committee is committed to the ongoing review and evaluation of our non-executive director compensation levels and program. We have adopted a policy designed to ensure that non-executive directors attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or within five years or less from the date the director was appointed and after achievement, are to be maintained. Such maintenance requirement will be deemed to be satisfied notwithstanding any subsequent change in the market value of common stock holdings. All ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors and all of our senior executive officers are in compliance with this policy and have achieved their stock ownership targets.

    We have also adopted a policy prohibiting the hedging and future pledging of our securities by our directors, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy. As of the date of this proxy statement, all of our directors and senior executive officers are in compliance with this policy. In addition, no securities beneficially owned by our directors and executive officers are pledged.

    We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits.

    Any member of our Board of Directors who is also an officer of ARMOUR or an officer or employee of ARMOUR's affiliates does not receive any compensation from us for serving on our Board of Directors. All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

    The following table summarizes the compensation that we paid to our non-executive directors in 2020.

2020 Director Compensation Table

Name	Stock Awards (1)	Directors Retainer Earned or Paid in Stock (2)	Total Amount Paid in Stock	Directors Retainer Earned or Paid in Cash (3)	Total
Daniel C. Staton (4)	$127,608	$—	$127,608	$201,659	$329,267
Marc H. Bell	$127,608	$—	$127,608	$159,405	$287,013
Z. Jamie Behar (4)	$170,100	$—	$170,100	$191,241	$361,341
Carolyn Downey	$85,050	$66,000	$151,050	$138,574	$289,624
Thomas K. Guba	$170,100	$—	$170,100	$183,988	$354,088
Robert C. Hain	$85,050	$—	$85,050	$264,574	$349,624
John P. Hollihan, III	$102,060	$29,700	$131,760	$223,757	$355,517
Stewart J. Paperin	$170,100	$66,000	$236,100	$152,988	$389,088

(1)Amounts for stock awards vested in 2020 are computed in accordance with FASB ASC Topic 718 using the grant date fair value of $24.82 per share for 2017 awards and $18.90 for 2020 awards. Values ultimately realized based on December 31, 2020, stock price of $10.79 were approximately 43% to 49% lower.
(2)Represents annual directors retainers of $66,000, which may be paid in stock, cash or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director. To the extent a director elects to receive directors fees in stock, shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of each quarter.
(3)Represents annual directors retainers of $66,000 and committee annual cash retainers (which may be paid either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units pursuant to the Non-Management Director Compensation and Deferral Program), cash elections to cover estimated income taxes due on vested stock and dividend equivalent payments paid on unvested stock awards and RSUs.
(4)Daniel C. Staton and Jamie Z. Behar elected to receive all of their 2020 annual Directors retainers and committee annual cash retainers in fully-vested restricted stock units. Directors retainers earned in cash with this election are deferred quarterly with the number of RSUs to be received upon deferral in any quarter being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of such quarter.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.armourreit.com under “Investor Relations - Governance Documents.” Any amendments or waivers thereto will be provided on our website within four business days following the date of the amendment or waiver. Information provided on our website is not part of this proxy statement and not incorporated herein.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters. The corporate governance guidelines are available at our website at www.armourreit.com under “Investor Relations - Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

    Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’S EXECUTIVE OFFICERS
The following is a list of individuals serving as named executive officers of ARMOUR (collectively, the “named executive officers” and individually, each a “named executive officer”) during 2020 and as of the date of this proxy statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	62	Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer
Jeffrey J. Zimmer	63	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	61	Chief Financial Officer and Secretary
Mark R. Gruber	45	Chief Investment Officer
Gordon M. Harper	54	Vice President of Finance, Controller and Treasurer

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.” The biographical information for Messrs. Mountain, Gruber and Harper are provided below.

James R. Mountain has been the Chief Financial Officer of ARMOUR since September 2012 and the Secretary of ARMOUR since March 2014. Mr. Mountain was previously the Treasurer of ARMOUR from September 2012 to February 2020. Mr. Mountain has also been the Chief Financial Officer of ACM (and its predecessor, ARRM), since September 2012. Mr. Mountain has been the Chief Financial Officer and Treasurer of JAVELIN since September 2012 and has been the Secretary of JAVELIN since March 2014. Mr. Mountain has also served as a manager of LANCE Indemnity Company LLC, a wholly-owned insurance subsidiary of JAVELIN (“LANCE”), since inception in May 2014. LANCE provides D & O insurance coverage to the directors of ARMOUR. Mr. Mountain has also served as the Chief Financial Officer and Secretary of SBBC since January 2015. Mr. Mountain also serves as Chief Financial Officer, Treasurer and Secretary for, and is a member of, BUCKLER. Mr. Mountain joined ARMOUR after having spent over 30 years at Deloitte. Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980s, and helped to build Deloitte’s securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. Mr. Mountain earned his Bachelor’s degrees in accounting and in economics from the University of Montana, as well as his M.B.A. degree from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Association to Advance Collegiate Schools of Business. Mr. Mountain served for 13 years as a Trustee of the University of Montana Foundation, including serving as Treasurer and chairing the investment committee and the audit and finance committee.

Mark R. Gruber has been the Chief Investment Officer of ARMOUR since March 2018 and was the Chief Operating Officer from September 2013 until March 2020. Mr. Gruber was also the Head of Portfolio Management of ACM (and its predecessor, ARRM) since June 2010 and its Chief Operating Officer from September 2013 until March 2020. Mr. Gruber was Head of Portfolio Management from 2012 to March 2018 when he became its Chief Investment Officer. Mr. Gruber has also served as a manager of LANCE, since its inception in May 2014. Mr. Gruber has also served as the Head of Portfolio Management of SBBC since January 2015. Mr. Gruber is a member of BUCKLER and also serves as Chief Operations Officer for BUCKLER. From April 2008 until joining ACM in June 2010, Mr. Gruber managed an approximately $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed approximately $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. degree with University Honors from the

Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

    Gordon M. Harper has been the VP of Finance and Controller of ARMOUR since December 2015 and became a named executive officer of the Company in February 2017. In February 2020, Mr. Harper became the Treasurer of ARMOUR. Mr. Harper has also been the VP of Finance and Controller of ACM since December 2015. Mr. Harper has also served as Controller for BUCKLER since 2017. Mr. Harper joined ARMOUR after a career at Deloitte spanning 25 years. At Deloitte, Mr. Harper was an audit client service partner serving banking and insurance clients in the United States, Canada and the Caribbean. His experience includes advising companies on internal control matters including Sarbanes-Oxley 404 requirements as well as GAAP and International Financial Reporting Standards and public company regulatory and securities reporting requirements. He has advised and assisted on complex accounting matters, mergers and acquisitions, divestitures, due diligence, and securities filings in the United States, Canada and Europe. Mr. Harper is a Chartered Professional Accountant Ontario, and a Certified Public Accountant, Illinois. He holds a Bachelor of Commerce (Honors), from Queen’s University.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

    This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received for the year ended December 31, 2020 by our named executive officers, which during the year consisted of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer and Secretary, Mark R. Gruber, our Chief Investment Officer and Gordon M. Harper, our Vice-President of Finance, Controller and Treasurer.

At our 2020 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. An overwhelming majority of our stockholders (approximately 95%) that voted at the annual meeting of stockholders with respect to this advisory, non-binding vote, approved the compensation of our named executive officers as described in our proxy statement for our 2020 annual meeting of stockholders.

2020 Executive Compensation

    Based upon the results of the advisory vote, our investor outreach and a review of our 2020 compensation policies, we believe that our 2020 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long-term goals of the Company. We are managed by ACM pursuant to a management agreement between ACM and ARMOUR (as amended from time to time, the “ARMOUR Management Agreement”). We do not have any employees whom we compensate directly with salaries, bonuses or other compensation. Our named executive officers, who are employees of ACM, do not receive cash compensation directly from us for serving as executive officers, but are primarily compensated by ACM for services they perform for ACM and for us as our named executive officers. Pursuant to the terms of the Management Agreement, ACM provides us with executive personnel, including the individuals who act as our executive officers. We compensate ACM for these services and all other services performed by ACM pursuant to the Management Agreement through payments of management fees and reimbursements and awards under the Plan. We have limited our role in compensating our named executive officers to granting equity compensation. See the section in this proxy statement below titled, “Certain Relationships and Related Party Transactions” for a further description of the Management Agreement, the relationships between ACM and ARMOUR, the management fees that we pay to ACM, and how ACM compensates our named executive officers. The pay ratio disclosure rules of Item 402(u) of Regulation S-K requires an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s Chief Executive Officer. Because we are externally-managed and therefore have no employees, we do not believe such pay ratio disclosure would provide meaningful information to our stockholders and, therefore, do not provide this disclosure in the proxy statement.

Mr. Ulm and Mr. Zimmer do not receive any cash compensation from ARMOUR for their services as our executive officers, and we do not specifically reimburse ACM for cash compensation paid to Mr. Ulm and Mr. Zimmer. Mr. Ulm and Mr. Zimmer are, however, employees and substantial equity holders of ACM and, accordingly, have an interest in the profits and losses of ACM from its past, present and future investments and businesses. Equity returns to the equity holders of ACM are not directly related to services rendered by Mr. Ulm and Mr. Zimmer to ACM or us and would be distributed to such equity holders even if they did not personally perform any services for ACM or us. Prior to July 1, 2020, payments made to Mr. Ulm and Mr. Zimmer by ACM were considered partnership distributions, and as such, fluctuated each year based on the net operating cash flow of ACM and ACM’s overall investment and financing decisions. Effective July 1, 2020, Mr. Zimmer and Mr. Ulm began receiving salaries at the rate of $150,000 per annum from ACM, in lieu of equivalent prior partnership distributions. ACM does not pay Mr. Zimmer or Mr. Ulm bonuses.

Mr. Mountain, Mr. Gruber and Mr. Harper also do not receive cash compensation directly from us, and we also do not reimburse ACM for cash compensation paid to them. Mr. Mountain, Mr. Gruber and Mr. Harper do, however, receive compensation directly from ACM in the form of salaries and bonuses. Such compensation amounts are determined by ACM and not by us, our Board or the Compensation Committee. In determining such salaries and bonuses, ACM considers the general compensation practices in our industry, including anticipated compensation requirements of other candidates who could potentially fill the positions, as well as the relative and absolute financial performance of ARMOUR and each person's role in the achievement of that performance, and the nature and results of their contribution to ACM business activities unrelated to ARMOUR.

During 2020, our five named executive officers as a group received aggregate salaries of $1,768,333 and aggregate cash bonuses of $1,330,000 from ACM. Our five named executive officers also received aggregate realized incentive compensation consisting of the value of vested shares and dividend equivalent payments on unvested shares of $2.3 million during 2020. For context, ARMOUR paid aggregate management fees to ACM of $20.7 million, net of fees waived, during 2020.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation directly to our executive officers, ACM employees or to ACM for awards to ACM employees serving us, in addition to the management fees we pay ACM. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

In January 2020, our Compensation Committee and Board of Directors approved grants through ACM totaling 100,000 shares of stock to each of Messrs. Zimmer and Ulm, 50,000 shares of stock to Mr. Mountain, 15,000 shares of stock to Mr. Gruber and 30,000 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 5,000 shares vested on February 20, 2020 with an additional 5,000 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested;
•with respect to Mr. Mountain, 2,500 shares vested on February 20, 2020 with an additional 2,500 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested;
•with respect to Mr. Gruber, 750 shares vested on February 20, 2020 with an additional 750 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested; and
•with respect to Mr. Harper, 1,500 shares vested on February 20, 2020 with an additional 1,500 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested.

    Officers may elect to receive a portion of their award in cash solely to cover estimated income taxes due on vested stock.

The Plan is used to align the interests of our named executive officers and other key professionals with our long-term goals. Our named executive officers’ compensation in 2020 was derived from the stock awards previously granted to them in 2020 and 2017, by our Board of Directors, upon the recommendation of the Compensation Committee, pursuant to our Plan, which vest or vested on a quarterly basis over 11 quarters or more. We believe that the equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking.

    Incentive equity awards under the Plan vest over time and require continued service to ARMOUR.

    Our success is dependent, in large part, on our ability through our Management Agreement with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our named executive officers and other key professionals with those of our stockholders.

We have historically limited equity compensation to our named executive officers and other key professionals because, among other reasons, we have determined that: (i) these program participants have the greatest impact on our long-term performance; (ii) we have a limited ability to offer equity compensation without undue dilution of existing stockholders, and (iii) equity compensation grants that are subject to the restrictive requirements of our equity compensation program are of limited value in compensating ACM’s administrative and clerical employees.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;
•attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;
•align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;
•provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;
•support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and
•maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more than 1.25% of the weighted-average shares of common stock outstanding for the year. For fiscal years 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012, our burn rate (which is total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year) was 0.23%, 0.01%, 0%, 1.19%, 0%, 0%, 0%, 0.35% and 0.29% (since no equity awards were granted in 2018, 2016, 2015 or 2014), respectively. Some analysts weight full value awards, such as those granted by ARMOUR, more heavily than equity option awards. For example, weighting our awards by a factor of 2.5 results in an adjusted burn rate of 0.58%, 0.03% 0%, 2.98%, 0%, 0%, 0%, 0.88% and 0.73%, respectively. Our awards to date vest ratably over a period of 8 quarters or more for independent directors, and 11 quarters or more for executive officers and non-independent directors. These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards. The resulting realized dilution rate (which is the total shares issued net of withholdings divided by total weighted-average shares of common stock outstanding for the year) was 0.26%, 0.19% 0.24%, 0.09% 0.11%, 0.10%, 0.08%, 0.08%, and 0.05%, respectively.

    We have proactively managed the overall affordability of our equity compensation programs to limit dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, from 2013 through 2020, share repurchases. Dividends paid on our common stock from 2010 through 2020 totaled approximately $1.5 billion. The total dilutive charges to equity awarded under the Plan was approximately $3.7 million during the year ended December 31, 2020.

    The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies. The Compensation Committee is committed to the ongoing review and evaluation of our named executive officer compensation levels and program.

It is the Compensation Committee’s view that compensation decisions are best made after a deliberate review of Company and individual performance, as well as mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and, with respect to our non-CEO executive officers, Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers.

ARMOUR Second Amended and Restated 2009 Stock Incentive Plan

In 2009, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Board initially allocated up to 31,250 shares to be available under the Plan. On July 18, 2011, our stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder from 31,250 shares to 250,000 shares and the Plan was amended accordingly. The Plan was further amended on May 8, 2014, when our stockholders approved an increase in the number of shares issuable thereunder from 250,000 shares to 1,875,000 shares. The Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and that will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards. The total number of shares of common stock that may be issued under the Plan is 1,875,000 shares, of which 677,123 remained available for future issuance at December 31, 2020. As of the date hereof, we have 42,123 shares available for issuance under the Plan. As discussed in Proposal 4 below, we are asking stockholders to approve an amendment to the Plan to increase the shares available under the Plan by 2,125,000 shares.

The Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Plan. The number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board, subject to a maximum of 750,000 shares under the Plan. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The following table provides information as of December 31, 2020 with respect to shares of common stock reserved for future issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards Outstanding	Weighted-Average Exercise Price of Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	496,600	(2)	677,123
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total (3)	496,600	—	677,123

(1)Consists of the Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to officers and directors of ARMOUR and employees of our manager, ACM.
(2)All outstanding awards represent unvested RSUs.
(3)Immediately following the January 12, 2021 grants discussed below, the number of securities to be issued upon the vesting of stock awards outstanding was 1,131,600 shares and the number of securities remaining available for future issuance under equity compensation plans was 42,123 shares. None of these outstanding awards represent options or SARs.

Awards under the Plan
Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted, when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.
Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, RSUs or phantom shares or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.
Summary Compensation Table

    The following table provides information regarding compensation earned by each of the Company’s named executive officers for the fiscal year ended December 31, 2020, as well as for the fiscal years ended December 31, 2019 and December 31, 2018. As described in the compensation discussion and analysis section included in this proxy statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in such calendar years.

Name and Principal Positions	Year	Stock Awards (1)	All Other Compensation (2)	Total
Scott J. Ulm Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer	2020	$995,738	$188,541	$1,184,279
	2019	$605,608	$187,392	$793,000
	2018	$605,608	$252,662	$858,270
Jeffrey J. Zimmer Co-Chief Executive Officer, Co-Vice Chairman and President	2020	$995,738	$188,541	$1,184,279
	2019	$605,608	$187,392	$793,000
	2018	$605,608	$252,662	$858,270
James R. Mountain Chief Financial Officer and Secretary	2020	$497,869	$94,803	$592,672
	2019	$297,840	$94,320	$392,160
	2018	$297,840	$126,540	$424,380
Mark R. Gruber (3) Chief Investment Officer	2020	$181,345	$53,748	$235,093
	2019	$297,840	$94,320	$392,160
	2018	$297,840	$126,540	$424,380
Gordon M. Harper (4) Vice President of Finance, Controller and Treasurer	2020	$212,680	$45,995	$258,675
	2019	$99,280	$32,016	$131,296
	2018	$99,280	$42,788	$142,068

(1)Represents the fair value of stock awards as of the grant date, vested each year, computed in accordance with FASB ASC Topic 718. Each stock award was valued at the closing market price of our common stock on the date of grant.

(2)All other compensation represents cash dividends on unvested stock awards. See 2020 Executive Compensation and the footnotes to the tables in “Grants of Plan-Based Awards” and “Outstanding Equity Awards at December 31, 2020 ” below for further information on unvested shares of stock.
(3)Mr. Gruber elected to retire from his role as the Chief Operating Officer, effective March 31, 2020.
(4)Mr. Harper became the Treasurer in February 2020, a position previously held by Mr. Mountain.

Grants of Plan-Based Awards

The following table sets forth information on the holdings of equity awards by our named executive officers granted in 2020.

Name	Date of Grant		Stock Awards: Number of Shares	Weighted Average Grant Date Fair Value of Stock Awards
Scott J. Ulm	1/14/2020		100,000	$1,890,000
	5/15/2020	(1)	6,000	$43,320
Jeffrey J. Zimmer	1/14/2020		100,000	$1,890,000
	5/15/2020	(1)	6,000	$43,320
James R. Mountain	1/14/2020		50,000	$945,000
	5/15/2020	(1)	3,000	$21,660
Mark R. Gruber	1/14/2020		15,000	$283,500
	6/30/2020	(2)	13,500	$126,765
Gordon M. Harper	1/14/2020		30,000	$567,000

(1)In May 2020, we confirmed grants through ACM totaling 6,000 shares of stock to each of Messrs. Zimmer and Ulm and 3,000 shares of stock to Mr. Mountain, which grants represented a reallocation of shares that were voluntarily forfeited by Mr. Gruber in connection with his retirement as Chief Operating Officer in March 2020, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 600 shares vested on May 20, 2020 with an additional 540 shares vesting on each following August 20, November 20, February 20, and May 20, through November 20, 2022, at which time all stock shall have vested; and
•with respect to Mr. Mountain, 300 shares vested on May 20, 2020 with an additional 270 shares vesting on each following August 20, November 20, February 20, and May 20, through November 20, 2022, at which time all stock shall have vested.

These awards were granted in recognition of the leadership demonstrated by Messrs. Zimmer, Ulm and Mountain during the 2020 COVID-19 economic downturn.

(2)In June 2020, we confirmed a grant through ACM totaling 13,500 shares of stock to Mr. Gruber, which grant represented a reallocation of shares that were forfeited by a former managing director of ACM in connection with his resignation. 750 shares vested on August 20, 2020 with an additional 750 shares vesting on each following November 20, February 20, May 20, August 20, through November 20, 2024, at which time all stock shall have vested.

This award was granted in recognition of Mr. Gruber postponing indefinitely his previously announced retirement as an officer of ARMOUR and continuing in his role as Chief Investment Officer, and to reward him for his efforts during the 2020 COVID-19 economic downturn.

In January 2021, based on 2020 performance, our Compensation Committee recommended, and Board of Directors approved, a grant totaling 179,250 shares of stock, on substantially the same terms as the 2017 grants previously disclosed in our SEC filings, to each of Mr. Zimmer and Mr. Ulm, 20,000 shares of stock to Mr. Mountain, 20,000 shares of stock to Mr. Gruber and 10,000 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 6,900 shares vested on February 20, 2021 with an additional 6,900 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, and an additional 6,750 shares vesting on May 20, 2027, at which time all stock shall have vested;
•with respect to Mr. Mountain, 800 shares vested on February 20, 2021 with an additional 800 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested;
•with respect to Mr. Gruber, 800 shares vested on February 20, 2021 with an additional 800 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested; and
•with respect to Mr. Harper, 400 shares vested on February 20, 2021 with an additional 400 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested.

Outstanding Equity Awards at December 31, 2020

    The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2020:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Scott J. Ulm	133,120	$1,436,365
Jeffrey J. Zimmer	133,120	$1,436,365
James R. Mountain	66,960	$722,498
Mark R. Gruber	38,000	$410,020
Gordon M. Harper	32,600	$351,754

(1)Represents the following time-based vesting rates that began on February 20, 2018: with respect to Messrs. Zimmer and Ulm, 6,100 shares vested on February 20, 2018 with an additional 6,100 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2022, at which time all stock shall have vested; with respect to Mr. Mountain, 3,000 shares vested on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20 and February 20, through May 20, 2020. On August 20, 2020, 3,100 shares will vest, with an additional 3,100 shares vesting on each following November 20, February 20, May 20, and August 20 through November 20, 2022, at which time all stock shall have vested. with respect to Mr. Gruber, 3,000 shares vested on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2020. Mr. Gruber elected to retire from his role as the Chief Operating Officer, effective March 31, 2020 and therefore voluntarily forfeited the remaining 34,000 shares, but subsequently retained 19,000 shares. Of the 19,000 shares retained, 1,500 shares vested on May 20, 2020, with an additional 1,750 shares vesting on each following August 20, November 20, February 20, and May 20, through November 20, 2022; and with respect to Mr. Harper, 1,000 shares vested on February 20, 2018 with an additional 1,000 shares vesting on each following May 20, August 20, November 20 and February 20, through May 20, 2021. On August 20, 2021, 1,100 shares will vest with an additional 1,100 shares vesting on each following November 20, February 20, May 20, and August 20, through November 20, 2022, at which time all stock shall have vested.
(2)See 2020 Executive Compensation and the footnotes to the table in “Grants of Plan-Based Awards” for further information on unvested shares of stock.
(3)Based on $10.79 per share, the closing trade price of ARMOUR common stock on the NYSE on December 31, 2020.

Stock Vested in 2020

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Expense Realized (1)	Value Realized on Vesting (2)	Value Realized on Vesting at December 31, 2020 (3)
Scott J. Ulm	46,080	$1,001,194	$564,212	$497,203
Jeffrey J. Zimmer	46,080	$1,001,194	$564,212	$497,203
James R. Mountain	23,040	$500,597	$281,647	$248,602
Mark R. Gruber	12,500	$157,880	$162,988	$134,875
Gordon M. Harper	10,000	$217,580	$123,525	$107,900

(1)Expense amounts for stock awards vested in 2020 are computed in accordance with FASB ASC Topic 718 using the grant date fair value.
(2)Reflects the aggregate value of all quarterly vesting of stock awards in 2020 based upon the closing price of our common stock on the NYSE, see 2020 Executive Compensation and the footnotes to the tables in “Grants of Plan-Based Awards” and “Outstanding Equity Awards at December 31, 2020 ” for details on the time-based vesting grants.
(3)Based on $10.79 per share, the closing price of our common stock on the NYSE on December 31, 2020.

Change in Control

Upon a Change in Control, as defined in the Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the Change in Control. These include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•    other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;
•    change the class of persons eligible to participate in the Plan;
•    reprice any stock option awards under the Plan; or
•    otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the individual executive officer's award and in accordance with the Plan, upon a Change in Control (as defined in the Plan) or a termination of the ARMOUR Management Agreement by us without Cause (as defined in the ARMOUR Management Agreement and determined in accordance with it), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers in connection with a Change in Control or termination of the ARMOUR Management Agreement without Cause, assuming such event occurred on December 31, 2020. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$1,436,365
Jeffrey J. Zimmer	$1,436,365
James R. Mountain	$722,498
Mark R. Gruber	$410,020
Gordon M. Harper	$351,754

(1)Consists of all outstanding Plan-based stock awards held by such named executive officer that had not vested as of December 31, 2020. The values are based on $10.79 per share, the closing price of ARMOUR common stock on the NYSE on December 31, 2020.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its Charter, the Compensation Committee hereby reports the following:

1.The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and
2.Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan, III (Chairman)
Stewart J. Paperin
Thomas K. Guba

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on March 19, 2021 by:

•    each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•    each of our named executive officers and directors; and
•    all of our officers and directors as a group.

As of the close of business on March 19, 2021, we had 67,296,322 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Named Executive Officers and Directors
Scott J. Ulm	220,463	(3)	*
Jeffrey J. Zimmer	228,986	(4)	*
James R. Mountain	82,970		*
Mark R. Gruber	62,746		*
Gordon M. Harper	21,709		*
Daniel C. Staton	305,011	(5)	*
Marc H. Bell	24,494		*
Z. Jamie Behar	19,858		*
Carolyn Downey	37,987		*
Thomas K. Guba	69,075		*
Robert C. Hain	17,894		*
John P. Hollihan, III	41,696		*
Stewart J. Paperin	51,482	(6)	*
All directors and executive officers as a group (13 individuals)	1,104,371		1.6%

5% Holders
BlackRock, Inc.	11,476,607	(7)	17.1%
The Vanguard Group Inc.	6,529,324	(8)	9.7%

*less than 1%
(1)Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.
(2)Includes shares of common stock to be issued upon vesting of stock awards granted to our directors and executive officers, which the person has the right to acquire within 60 days of March 19, 2021.
(3)Includes 80,000 shares held by ACM. The shares have been reported in the aggregate for both Mr. Ulm and Mr. Zimmer in this table. Mr. Ulm is the sole controlling member of an entity that is one of two general partners of ACM, which includes an entity controlled by Mr. Zimmer. Mr. Ulm disclaims beneficial ownership of the 80,000 shares except to the extent of his pecuniary interest therein.

(4)Includes 80,000 shares held by ACM. The shares have been reported in the aggregate for both Mr. Zimmer and Mr. Ulm in this table. Mr. Zimmer is the sole controlling member of an entity that is one of two general partners of ACM, which includes an entity controlled by Mr. Ulm. Mr. Zimmer disclaims beneficial ownership of the 80,000 shares except to the extent of his pecuniary interest therein.
(5)Represents shares held by DM Staton Family Limited Partnership. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton is deemed to beneficially own and has a pecuniary interest in these shares.
(6)Includes 50,442 shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own these shares and has a pecuniary interest in the shares held therein.
(7)Based on a Schedule 13G filed with the SEC on January 25, 2021, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC, through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 11,381,014 shares and 11,476,607 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.
(8)Based on a Schedule 13G/A filed with the SEC on March 10, 2021, The Vanguard Group Inc. has sole voting and dispositive power with respect to 0 shares and 6,401,684 shares, respectively, and shared voting and dispositive power with respect to 72,228 shares and 127,640 shares, respectively. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ARMOUR Management Agreement

In 2009, we entered into a management agreement with ARRM, which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the ARMOUR Management Agreement, including any material operating policies adopted by us. Messrs. Ulm and Zimmer and members of their families, collectively own directly and indirectly, approximately 70% of the partnership interests in ACM and entities controlled by Messrs. Zimmer and Ulm are the general partners of ACM. Messrs. Staton and Bell and members of their families collectively own approximately 25% of the limited partnership interests in ACM.

Pursuant to the terms of the ARMOUR Management Agreement, ACM, in which we have no ownership interest, is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets. In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

The expiration date of the ARMOUR Management Agreement is June 18, 2027 (the “Current Term”). The ARMOUR Management Agreement will automatically renew for successive five-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ACM gives advance notice to the other of its intent not to renew prior to the expiration of a Renewal Term.

The monthly management fees we pay to ACM are calculated as the sum of (1) 1/12th of 1.5% of ARMOUR Gross Equity Raised up to $1 billion, and (2) 0.75% of ARMOUR Gross Equity Raised in excess of $1 billion (the “Base Management Fee”). The term "ARMOUR Gross Equity Raised" means (i) ARMOUR's initial equity capital following the consummation of ARMOUR's merger in 2009, plus (ii) equity capital raised in public or private issuances of ARMOUR's equity securities (calculated before underwriting fees and distribution expenses, if any), less capital returned to ARMOUR's stockholders, as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash charges after discussion between ACM and the Board and approved by a majority of the Board. ARMOUR Gross Equity Raised is reduced by capital returned to the stockholders of ARMOUR. Capital returned to stockholders includes (i) the purchase price of equity Securities we repurchase and (ii) liquidation distributions as approved and so designated by a majority of the Board of Directors.

See the subsection below titled, "Management Fees" for a further description of the management fees that we pay to ACM pursuant to the ARMOUR Management Agreement and how ACM compensates our named executive officers.

We are also obligated to reimburse certain expenses incurred by ACM and its affiliates. We may not terminate the ARMOUR Management Agreement during the Current Term, except for Cause, as defined in the ARMOUR Management Agreement. In the event of a termination without Cause, we are obligated to pay ACM a termination fee of an amount equal to four (4) times the Base Management Fee paid to ACM in the preceding full twelve (12) months, calculated as of the effective date of the termination.

SBBC provides certain services to ACM to support ACM's performance of services to us, in each case upon reasonable request by ACM, pursuant to a sub-management agreement between ACM, SBBC and us (the “Sub-Management Agreement”). See the subsection below titled, “ARMOUR Sub-Management Agreement” for a description of the sub-management agreement.

ARMOUR Sub-Management Agreement

On November 6, 2009, we and ARRM entered into a sub-management agreement with SBBC (as amended from time to time, the “ARMOUR Sub-Management Agreement”). Pursuant to the ARMOUR Sub-Management Agreement, SBBC agreed to provide certain services to ACM, the successor to ARRM, to support ACM’s performance of services to us. In exchange for such services, SBBC receives a sub-management fee of 25% of the net management fee earned by ACM under the ARMOUR Management Agreement. The ARMOUR Sub-Management Agreement will continue in effect until it is terminated in accordance with its terms. ACM owns approximately 99% of the equity interests in SBBC and entities owned by Messrs. Staton and Bell own approximately 1% of the equity interests in SBBC.

    See the subsection below titled, “Sub-Management Fees” for the sub-management fees that ACM has paid to SBBC pursuant to the Sub-Management Agreements.

Management Fees

We do not directly compensate our named executive officers with salaries or other cash compensation. No portions of the management fees are designated for the payment by ACM of compensation to its employees who are our executive officers, and we are not required to, and do not separately reimburse, ACM for compensation paid by ACM to those persons. The purpose of the management fees are not to provide compensation to our named executive officers, but rather to compensate ACM for the services it provides for the day-to-day management of ARMOUR. The ARMOUR Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for the executive officers and other ACM employees that provide services to us. We are not entitled under the ARMOUR Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us to determine such compensation. Rather, ACM independently makes all compensation determinations for its employees without any direction by, or involvement of, our Board of Directors and without reference to any specific policies or programs under the oversight of our Board of Directors. This is due to, among other things, our lack of ownership in ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us.

The services provided by employees of ACM include not only services in respect of other separate business ventures that directly or indirectly benefit ARMOUR, including BUCKLER Securities LLC (as described below), but also include services in respect of other separate business ventures conducted and/or pursued by ACM that are unrelated to ARMOUR, as well as services for the independent operation of ACM as a stand-alone business entity, such as the hiring, evaluation and compensation of contractors and vendors of ACM, as well as employees of ACM, including those who are not executive officers of ARMOUR. The services performed by ACM’s employees who are ARMOUR’s executive officers are not performed exclusively for ARMOUR, and not all of the value derived by those persons from ACM is specifically compensatory in nature or related to actual services performed.

Effective beginning with the second quarter of 2020, ACM voluntarily waived 40% of the Base Management Fee due and payable to ACM pursuant to the ARMOUR Management Agreement. This previously disclosed voluntary waiver was deemed prudent by ACM to maintain a competitive cost structure for ARMOUR considering the COVID-19 related decline in the stockholders’ equity of ARMOUR. During the year ended December 31, 2020, we incurred approximately $20.7 million, net of fees waived, in management fees and $0.2 million in reimbursable expenses under the ARMOUR Management Agreement.

In early January 2021, ACM reviewed (and will continue to review quarterly) the level of such fee waiver considering current economic circumstances and noted that from May 1, 2020 to December 31, 2020, the stockholders’ equity of ARMOUR has increased (before issuance of additional shares), resulting in a partial recovery of the COVID-19 related decline. On January 13, 2021, ACM notified ARMOUR that it intended to adjust the fee waiver to the rate of $2.4 million for the first quarter of 2021 and $800,000 per month thereafter until ACM provides further notice to ARMOUR. ACM may terminate this waiver for any month by providing notice to ARMOUR on or before the 25th day of the preceding month. This waiver does not constitute a waiver of any other amounts due to ACM from ARMOUR under the ARMOUR Management Agreement or otherwise, including but not limited to any expense reimbursements, any amounts calculated by reference to the contractual Base Management Fee, or any awards under the Plan.

Sub-Management Fees

During the year ended December 31, 2020, ACM paid an aggregate of approximately $3.4 million of the management fees it received pursuant to the Sub-Management Agreement to SBBC in the form of sub-management fees for services provided to ACM during 2020.

BUCKLER Securities LLC Broker-Dealer
We negotiated and executed a strategic joint venture with ACM for the purpose of facilitating ARMOUR’s access to more stable, reliable and potentially lower priced repurchase agreement financing than what is generally available in the market for comparable securities transactions. The parties formed a Delaware limited liability company, BUCKLER, and our independent directors negotiated a series of transactions with ACM and various affiliates of ARMOUR and ACM, as described more below (the “BUCKLER Transactions”), with the intended purpose of utilizing a regulated broker-dealer platform to facilitate access to repurchase financing for ARMOUR on potentially more attractive terms (considering rate, term, size, haircut, relationship and funding commitment) compared to other suitable repurchase financing counterparties. BUCKLER is a member of, FINRA and the Fixed Income Clearing Corporation.

    In connection with the BUCKLER Transactions, ARMOUR TRS Inc., our wholly-owned subsidiary formed for the purpose of facilitating the capitalization of BUCKLER (“ATRS”), ACM, Messrs. Mountain and Gruber, and an unaffiliated executive officer of BUCKLER, entered in to an operating agreement of BUCKLER (the “BUCKLER Operating Agreement”). Pursuant to the BUCKLER Operating Agreement, ACM, ATRS, Messrs. Mountain and Gruber, and the executive officer of BUCKLER, each hold equity interests in BUCKLER of 70%, 10%, 8.65%, 4.21% and 7.14%, respectively. The operating agreement contains certain provisions to benefit and protect ARMOUR, including (1) sharing in any (a) defined profits realized by BUCKLER from the anticipated financing spreads resulting from repurchase financing facilitated by BUCKLER, and (b) distributions from BUCKLER to its members of net cash receipts, and (2) the realization of anticipated savings from reduced clearing, brokerage, trading and administrative fees. In addition, the independent directors of ARMOUR, through ATRS, must approve in their sole discretion any third party business engaged by BUCKLER and may cause BUCKLER to wind up and dissolve and promptly return certain subordinated loans we provide to BUCKLER as regulatory capital (as described more below) if the independent directors reasonably determine that BUCKLER’s ability to provide attractive securities transactions for ARMOUR is materially adversely affected. The initial board of managers of BUCKLER consists of Messrs. Ulm and Mountain and an unaffiliated executive officer of BUCKLER.

    Also in connection with the BUCKLER Transactions, ARMOUR and ATRS entered into certain subordinated loan agreements with BUCKLER, in order for BUCKLER to meet FINRA-required regulatory capital requirements of BUCKLER as a broker-dealer, in the principal amounts of $65 million and $40 million, respectively, plus interest payable to us in an amount equal to the amount of interest earned by BUCKLER on the investment of the loan proceeds generally in government securities. On March 18, 2019, these loan agreements were consolidated into one loan of $105 million. The loan has a stated interest rate of zero, plus additional interest payable to us in an amount equal to the amount of interest earned by BUCKLER on the investment of the loan proceeds generally in government securities funds. In 2020, 2019, and 2018, the Company earned approximately $0.3 million, $1.9 million and $2.0 million of interest on the loan, respectively. During the second quarter of 2020, the maturity of the loan was extended to May 1, 2025. BUCKLER may at its option, after obtaining the approval of FINRA, repay all or a portion of the principal amount of the loan.

    The Company had outstanding borrowings under repurchase agreements with BUCKLER totaling approximately $3.0 billion at December 31, 2020. During the year ended December 31, 2020, we incurred approximately $38.7 million, in interest payments to BUCKLER on the repurchase agreements we entered into with

BUCKLER. We also had approximately $3.1 billion of collateral posted with BUCKLER securitizing the approximately $3.0 billion of repurchase agreements at December 31, 2020.

    The subordinated loan represents a redeployment of capital that we have historically been required to commit to haircuts in connection with our repurchase transactions. The subordinated loan agreement is based substantially on standard, FINRA-prescribed terms and conditions, including those governing prepayment rights, events of acceleration and default, and provisions allowing for the return to us of the loan proceeds, in conjunction with the BUCKLER Operating Agreement and subject to FINRA’s rules and regulations.

Underwriting Agreement

On January 23, 2020, we and ACM entered into an underwriting agreement with a non-affiliated representative underwriter of the several underwriters named therein, including, but not limited to, BUCKLER, with respect to the sale by us of shares of our 7.00% Series C Preferred Stock (the “Series C Preferred Stock”). We paid BUCKLER an aggregate of $9,413 in commissions under the underwriting agreement.

Equity Sales Agreements

We have entered into separate equity sales agreements, dated as of February 15, 2019 and January 29, 2020, each as amended from time to time, with BUCKLER and other non-affiliated agents, pursuant to which we may offer and sell up to 17,000,000 shares and 6,550,000 shares of our common stock and Series C Preferred Stock, respectively, from time to time, through one or more agents in an “at the market offering” as defined under Rule 415(a)(4) of the Securities Act of 1933, as amended. Each sales agreement provides that the agents are entitled to compensation of up to 2.0% of the gross sales price per share for any of the stock sold under the sales agreement in agency transactions. We have not actively engaged BUCKLER as sales agent under the equity sales agreements.

Our Audit Committee reviewed, approved and authorized the above described agreements and transactions as related party transactions under Item 404 of Regulation S-K, which approval was subject to approval by our independent directors. Our independent directors separately and simultaneously authorized and approved these agreements and transactions.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTANTS

    The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2019 and 2020 and has appointed Deloitte as our independent registered certified public accountants for fiscal year 2021. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

    If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

    Deloitte served as our independent registered public accountants in fiscal years 2020 and 2019. The following table sets forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2020 and 2019, respectively:

Audit-Related Fees	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit Fees	$946,000	$995,500
Audit-Related Fees	—	—
Tax Fees	176,717	230,505
All Other Fees	1,895	1,895
Total	$1,124,612	$1,227,900

    Audit Fees. “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

    Audit-Related Fees. “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

    Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2020 and 2019.

    All Other Fees. “All Other Fees” consist of fees and related expenses billed for subscriptions.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

    In connection with Deloitte’s audit of our financial statements for fiscal years 2020 and 2019, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

    The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2020 and 2019 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

    ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2021 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee Charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles (“GAAP”) for the yearly periods ended December 31, 2020, December 31, 2019 and December 31, 2018, respectively.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2020.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the PCAOB and as required by the SEC. When considering Deloitte’s independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for its audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:
Stewart J. Paperin (Chairman)
Z. Jamie Behar
    Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S
2020 EXECUTIVE COMPENSATION

    As described in more detail under the heading, “Executive Officer Compensation” and “Certain Relationships and Related Party Transactions,” we have been managed by ACM, in which we have no ownership interest, since our inception in 2009. We do not have any employees whom we compensate directly in cash. The ARMOUR Management Agreement limits our role in compensating our named executive officers to granting equity compensation. The ARMOUR Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the ARMOUR Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership of ACM and the fact that ACM conducts, and our named executive officers participate in, business separate from us.
Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation consisting of shares of our common stock to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original ARMOUR Management Agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.
Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the ARMOUR Management Agreement, and vested stock awards granted to our named executive officers in 2020 and 2017 by the Board of Directors upon the recommendation of the Compensation Committee pursuant to the Plan. We did not award any equity compensation to our named executive officers in 2019 based on 2018 performance or in 2018 based on 2017 performance. As discussed earlier in this proxy statement, we also recently reached out directly to our largest investors about our executive compensation practices, among other Company matters.
The SEC requires public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. While the vote is advisory and not binding on us, it will provide information to us and our Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices described above. Our Compensation Committee will be able to consider the results of this vote when determining equity compensation for our named executive officers for the remainder of 2021 and beyond.
We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the named executive officers listed under “ARMOUR's Executive Officers” in this proxy statement by voting for or against the following resolution.
    “RESOLVED, that the stockholders approve, on an advisory basis, the 2020 compensation of ARMOUR’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
Recommendation of the Board of Directors
    ARMOUR’s Board of Directors recommends a vote “FOR” the approval of ARMOUR’s 2020 compensation of our named executive officers as disclosed in this proxy statement.

    PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO ARMOUR’S SECOND AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 2,125,000 SHARES.

At the annual meeting, we are asking our stockholders to approve an amendment (the “Plan Amendment”) to the Plan (as amended by the Plan Amendment, the “Third Amended Plan”), which would have the effect of increasing the aggregate number of shares of common stock authorized for issuance pursuant to the Plan from 1,875,000 shares to 4,000,000 shares, an increase of 2,125,000 shares. As of the date hereof, we have 42,123 shares available for issuance under the Plan. The Third Amended Plan would also proportionally lower the maximum number of shares of common stock that may be subject to grants of certain awards to any one Eligible Individual in any fiscal year from 6,000,000 to 750,000 to reflect the one-for-eight reverse stock split of our common stock effected in July 2015, in accordance with the terms of the Plan, and reflect certain non-material updates. Other than the proposed increase in the number of shares issuable under the Plan, the Plan would not be materially changed from its current state. Our compensation committee has confirmed the decrease in the maximum number of shares that could be awarded to an Eligible Individual under, and non-material updates to, the Plan stated above and recommended for approval, and our Board subsequently approved, the Plan Amendment, subject to the approval of our stockholders at the annual meeting. If approved by our stockholders, the Plan Amendment will be effective as of May 13, 2021. The proposed Third Amended Plan, as amended and restated, is attached to this proxy statement as Appendix A.

The Third Amended Plan is intended to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Third Amended Plan allows us to grant a variety of stock-based and cash-based awards to approximately 15 Eligible Individuals.

The Third Amended Plan will be administered by our compensation committee. The compensation committee, appointed by the Board, will have the full authority to administer and interpret the Third Amended Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Third Amended Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Third Amended Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Third Amended Plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee consists of three non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Why our Board of Directors Believes our Stockholders Should Approve the Plan Amendment.

We have determined that the Plan Amendment is necessary because our success is dependent, in large part, on our ability through the ARMOUR Management Agreement with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executive officers and other key professionals with those of our stockholders.

Since we began awarding equity compensation in 2011, the number of our executive officers has more than doubled, going from two to five and the number of our equity award recipients has increased from two to 13.

We believe that if approved, the Third Amended Plan would be a significant factor in our continuing ability to motivate and retain our existing executive officers and other key professionals and to attract the additional personnel necessary for our future growth. We do not believe that having an “evergreen plan” (which sets the aggregate number of authorized plan shares equal to a fixed percentage of shares issued and outstanding from time to time) is necessary to achieve these goals. Accordingly, we are not requesting, and do not intend to request, that our stockholders approve an amendment to make our Plan an “evergreen plan.” Based on our prior experience and current expectations, we believe that the 2,125,000 additional shares will provide us an opportunity to grant equity awards for three to seven years, depending on the performance and growth of ARMOUR.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our Company;
•attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;
•align the interests of our executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;
•provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;
•support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and
•maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

Because we have 42,123 shares remaining available for equity grants under the Plan, approval of the Plan Amendment is critical to achieving these objectives and our continued success. We believe that equity compensation is an essential part of our compensation program to help us attract and retain talent in order to create stockholder value and the combination of the ARMOUR Management Agreement and our equity compensation provides the appropriate balance to encourage long-term performance without excessive risk taking. Failure to approve the Plan Amendment would be disruptive because it would force our compensation committee to rely exclusively on cash to compensate and incentivize our executive officers and other key professionals, which would increase cash compensation expense and reduce cash flow available for distribution to our stockholders. Alternatively, if the Plan Amendment is not approved, we may need to implement cash-based incentive plans in order to attempt to achieve these objectives. We believe that equity awards permitted by the Third Amended Plan represent the superior alternative, in terms of both efficiency and effectiveness. Not only would continuing the current approach avoid potential disruptions in our relationship with our executive officers and other key professionals, but it would reduce the likelihood that we would need to rely on cash incentive awards in the future and reduce cash flow available for distribution to our stockholders.

The use of our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be consistent with market norms and we believe our historical share usage has been responsible and mindful of stockholder interests, as described further below.

Available Shares

The Third Amended Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights, phantom shares, restricted stock units, and other equity-based and cash-based awards. The Board initially allocated up to 31,250 shares to be available under the ARMOUR 2009 Stock Incentive Plan (the “Original Plan”). On July 18, 2011, the Original Plan was amended and restated (the "First Amended Plan") to allocate up to 250,000 shares to be available under the First Amended Plan. On May 8, 2014, at our annual meeting of stockholders, the First Amended Plan was amended and restated by the Plan to increase the aggregate number of shares available under the Plan from 250,000 shares to 1,875,000 shares.

Our Board believes that the Plan has assisted in our recruitment and retention of key officers, directors and other personnel, and has helped align their interests with the interests of our stockholders. Our Board believes that the Third Amended Plan will allow us to continue to promote these interests and the best interests of the Company and its stockholders. The number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board, subject to a maximum of 750,000 shares under the Third Amended Plan. If an award granted under the Third Amended Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards Under the Third Amended Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non−qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Third Amended Plan.

Performance-Based Awards. The compensation committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre–established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards. The compensation committee may also award to certain eligible persons shares of our common stock, RSUs, phantom shares or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Third Amended Plan, and subject to such other terms and restrictions as determined by the compensation committee in its discretion.

Change in Control

    Upon a change in control, as defined in the Third Amended Plan, the compensation committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control, including, accelerating the vesting of some or all of the awards under the Third Amended Plan, terminating all awards under the Third Amended Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the compensation committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Third Amended Plan, but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•other than through adjustment as provided in the Third Amended Plan, increase the total number of shares of common stock reserved for issuance under the Third Amended Plan;
•change the class of persons eligible to participate in the Third Amended Plan;
•reprice any stock option awards under the Third Amended Plan; or
•otherwise require such approval.

The compensation committee may amend the terms of any award granted under the Third Amended Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Recommendation of the Board of Directors

    ARMOUR’s Board of Directors unanimously recommends a vote “FOR” approval of the Plan Amendment to increase the aggregate number of shares of common stock authorized for issuance under the Plan by 2,125,000 shares. Our Board has approved the Plan Amendment.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2020, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with except for two Form 4 reports reporting one transaction each for Mr. Gruber.

STOCKHOLDER PROPOSAL DEADLINE
    Under our Bylaws, ARMOUR must receive notice of any nomination or other business intended to be presented by an eligible stockholder at the 2022 annual meeting of stockholders not earlier than November 2, 2021 nor later than 5:00 p.m., Eastern Time, on December 2, 2021;provided that in the event that the date of the 2022 annual meeting is advanced or delayed by more than 30 days from May 13, 2022, notice must be delivered not earlier than the 150th day before the date of the 2022 annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2022 annual meeting, as originally convened, and the tenth day following the day on which public announcement of the date of the 2022 annual meeting is first made. The deadline for any stockholder proposal for inclusion in our proxy materials for the 2022 annual meeting pursuant to Rule 14a-8 under the Exchange Act is December 2, 2021; provided that a proposal will not be considered properly brought before the meeting if notice thereof is provided after the deadline in our Bylaws, regardless of whether the stockholder is seeking to include the proposal in our proxy materials. Any notice regarding any stockholder proposal must include the information specified in Article II, Section 11 of our Bylaws.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman
April 1, 2021
A copy of ARMOUR’s annual report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

Appendix A

ARMOUR RESIDENTIAL REIT, INC.
THIRD AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(As proposed to be amended)

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM
ARMOUR Residential REIT, Inc., a Maryland corporation hereby establishes the ARMOUR Residential REIT, Inc. Third Amended and Restated 2009 Stock Incentive Plan. The Effective Date of the Plan shall be May 13, 2021, the date of the Company’s 2021 annual meeting of stockholders or such other date to which such meeting may be adjourned, subject to the requisite approval of the Company’s stockholders of the Plan at such meeting. Any Award issued under the Plan prior to the shareholders’ approval of the Plan shall be contingent on such approval.
2. PURPOSE
The purpose of the Plan is to enable ARMOUR to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in ARMOUR and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of ARMOUR.
3. ELIGIBILITY
Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.
4. ADMINISTRATION
(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.
(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.
(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.
(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.
(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of ARMOUR, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of ARMOUR. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.
5. SHARES OF COMMON STOCK SUBJECT TO PLAN
(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,000,000 shares of Common Stock.
(b) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:
(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one hundred percent (100%) of such shares may be issued in connection with Awards, other than Options and Stock Appreciation Rights, that are settled in Common Stock;
(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of seven hundred fifty thousand (750,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;
(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of seven hundred fifty thousand (750,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and
(iv) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be one million dollars ($1,000,000).
(c) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:
(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and
(ii) In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Award.
(d) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.

(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ARMOUR by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of ARMOUR or other increase or decrease in such shares effected without receipt of consideration by ARMOUR occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the aggregate limit of the number of shares of Common Stock that may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock, (iv) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (v) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (vi) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vii) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.
6. OPTIONS
(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.
(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.
(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.
(d) Limitation on Repricing. Unless such action is approved by ARMOUR’s stockholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iv) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Sections 5(e) and 11).
(e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.
(g) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.
(i) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.
(ii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of ARMOUR, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.
(h) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the Plan.
(i) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to ARMOUR a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Unless otherwise provided by the Committee, said notice must be delivered to ARMOUR- at its principal office and addressed to the attention of the Chief Financial Officer or delivered to the Chief Financial Officer by e-mail. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.
(j) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:
(i) by cash, certified or cashier’s check, bank draft or money order;
(ii) through the delivery to ARMOUR of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to ARMOUR’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in ARMOUR incurring any liability under Section 16(b) of the Exchange Act;
(iii) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to ARMOUR, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to ARMOUR to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or
(iv) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

(k) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.
(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.
(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.
(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.
(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.
7. STOCK APPRECIATION RIGHTS
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.
(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing (as set forth in Section 6(d) hereof) and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.
(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of ARMOUR, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.
8. RESTRICTED STOCK
(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.
(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).
(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, ARMOUR may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. ARMOUR may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The ARMOUR Residential REIT, Inc. Third Amended and Restated 2009 Stock Incentive Plan (the “Plan”) or any successor plan, and in an Agreement entered into by and between the registered owner of such shares and the ARMOUR Residential REIT, Inc. (the “Company”), dated _____________ (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”
(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, if held in escrow by the Company with respect to such Restricted Stock.
(e) Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.
(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by ARMOUR with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(e) as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.
9. PERFORMANCE SHARES AND PERFORMANCE UNITS
(a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.
(b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, ARMOUR’s enterprise value, book value, or other value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, ARMOUR’s after-tax or pre-tax profits including, without limitation, that attributable to ARMOUR’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, ARMOUR’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, ARMOUR’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of ARMOUR’s long-term or short-term public or private debt or other similar financial obligations of ARMOUR, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from ARMOUR’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, ARMOUR’s revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, ARMOUR’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, ARMOUR’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of ARMOUR’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or (xiii) the attainment of certain target levels of, or a specified increase in, core income. In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of ARMOUR of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by ARMOUR (or a subsidiary, division, or other operational unit of ARMOUR) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. With respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
(c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder.

Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. A holder of Performance Shares or Performance Units is not entitled to the rights of a holder of our Common Stock. No payments shall be made with respect to unvested Performance Shares and Performance Units.
(d) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. No later than the last day of the second month following the end of the calendar year in which the applicable Performance Period ends, the amounts payable or distributable with respect to Performance Shares or Performance Units shall be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.
(e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.
(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.
(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however , that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.
10. OTHER AWARDS
Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.
11. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of ARMOUR, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of ARMOUR, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of ARMOUR, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding entity (or an affiliate thereof).
12. CHANGE IN STATUS OF PARENT OR SUBSIDIARY
Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by ARMOUR or any entity that is a part of the Company immediately after such event.
13. REQUIREMENTS OF LAW
(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.
(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.
(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of the minimum amount of taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.
(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.
14. GENERAL PROVISIONS
(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.
(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.
(c) Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(e) and subject to Section 8(e) and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award which has not vested, or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).
(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for ARMOUR determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.
(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Issuance of Certificates; Stockholder Rights. ARMOUR shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued in certificated form pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a stockholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.
(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the applicable Award Agreement or rule, law or regulation, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.
(h) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of ARMOUR offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.
(i) Use of Proceeds. The proceeds received by ARMOUR from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of ARMOUR.
(j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the stockholders of ARMOUR in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12.
(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of ARMOUR in accordance with applicable law and the Articles of Incorporation and Bylaws of ARMOUR shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided herein that the stockholders of ARMOUR must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.
(l) Section 409A of the Code. The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.
(m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.
(n) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.
(o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
(p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.
(r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.
(s) Headings . The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
(t) Pronouns . The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.
(u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.
(v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
(w) Notices. Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by e-mail or by hand, to ARMOUR, to its principal place of business or e-mail, attention: Chief Financial Officer, ARMOUR Residential REIT, Inc., and if to the holder of an Award, to the address or e-mail as appearing on the records of the Company.
APPENDIX A
DEFINITIONS
“ARMOUR” means ARMOUR Residential REIT, Inc., a Maryland Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.
“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right, phantom share, restricted stock unit or any other award granted pursuant to the Plan.
“Award Agreement” means a written agreement entered into by ARMOUR and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.
“Board” means the board of directors of ARMOUR.
“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.
“Change in Control” shall be deemed to occur upon:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than ARMOUR, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of ARMOUR in substantially the same proportions as their ownership of common stock of ARMOUR), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ARMOUR representing thirty percent (30%) or more of the combined voting power of ARMOUR’s then outstanding securities;
(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by ARMOUR’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c) a consummation of a merger, consolidation, reorganization, or other business combination of ARMOUR with any other entity, other than a merger or consolidation which would result in the voting securities of ARMOUR outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of ARMOUR or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of ARMOUR (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of ARMOUR’s then outstanding securities shall not constitute a Change in Control; or
(d) complete liquidation of ARMOUR or the consummation of the sale or disposition by ARMOUR of all or substantially all of ARMOUR’s assets other than (x) the sale or disposition of all or substantially all of the assets of ARMOUR to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of ARMOUR at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of ARMOUR.
However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.
“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of ARMOUR.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means a compensation committee or a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.
“Common Stock” means the common stock, par value $0.001 per share, of ARMOUR.
“Company” means ARMOUR, the subsidiaries of ARMOUR, and all other entities whose financial statements are required to be consolidated with the financial statements of ARMOUR pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of ARMOUR as determined by the Committee in its sole and absolute discretion.
“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).
“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and any General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.
“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however , that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.
“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.
“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.
“Effective Date” shall mean the date that the Plan was approved by the stockholders of ARMOUR in accordance with the laws of the State of Maryland.
“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for ARMOUR or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.
“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.
“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.
“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.
“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.
“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.
“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.
“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.
“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of ARMOUR.
“Plan” means this ARMOUR Residential REIT, Inc. Third Amended and Restated 2009 Stock Incentive Plan.
“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does commit to perform services for ARMOUR or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.
“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.
“Section 424 Employee” means an employee of ARMOUR or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.
“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.
“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

ARMOUR RESIDENTIAL REIT, INC.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2021.

:INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

(PHONE - 1-(866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	*MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY						Please mark your votes like this		☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4
							FOR	AGAINST	ABSTAIN
Proposa1 1 - To elect ten (10) directors to ARMOUR’s Board of Directors as listed below to serve until ARMOUR's 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified.	FOR All Nominees ☐	WITHHELD As to All Nominees ☐			Proposal 3 - To approve, by non-binding advisory vote, ARMOUR’s 2020 executive compensation.	☐ ☐ ☐
							FOR	AGAINST	ABSTAIN
NOMINEES: 01 Scott J. Ulm 06 Carolyn Downey 02 Jeffrey J. Zimmer 07 Thomas K. Guba 03 Daniel C. Staton 08 Robert C. Hain 04 Marc H. Bell 09 John P. Hollihan,III 05 Z. Jamie Behar 10 Stewart J. Paperin					Proposal 4 - To approve an amendment to ARMOUR’s Second Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2,125,000.	☐ ☐ ☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)					☐ Please check the box if you plan on attending the Virtual-Only On-Line Webcast of the Annual Meeting.
IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.
		FOR	AGAINST	ABSTAIN
Proposal 2 - To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for the fiscal year 2021.		☐ ☐ ☐
COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2021.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2021

The accompanying proxy statement and the 2020 Annual Report on Form 10-K are available at:

www.armourreit.com

If you plan to attend the virtual-only annual meeting, please visit
www.cstproxy.com/armourreit/2021 and use your control number assigned by Continental Stock Transfer to access the meeting. Further instructions regarding attending the virtual meeting are provided in the accompanying proxy statement.

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY
ARMOUR RESIDENTIAL REIT, INC.
VIRTUAL-ONLY ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.
    The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated April 1, 2021, receipt of which is hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ARMOUR to be held by means of a live virtual-only on-line webcast at 8:00 a.m. Eastern Time, on May 13, 2021, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3 AND 4 LISTED HEREIN.
(Continued, and to be marked, dated and signed on the other side)